EXHIBIT 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER
AND CHIEF FINANCIAL OFFICER
PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Tiens Biotech Group (USA), Inc. (the “Registrant”) on Form 10-Q for the three months ended June 30, 2007 as filed with the Securities and Exchange Commission (the “Report”), each of the undersigned, Jinyuan Li, Chief Executive Officer and Chairman of the Registrant, and Wenjun Jiao, Chief Financial Officer of the Registrant, certifies, pursuant to 18 U.S.C. Section 1350, as adopted by Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge:

1. The Report fully complies in all material respects with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant as of and for the period covered by the Report.

Pursuant to the rules and regulations of the Securities and Exchange Commission, this certification is being furnished and is not deemed filed.

Date: August 14, 2007

/s/ Jinyuan Li
Jinyuan Li
Chief Executive Officer and President
(Principal Executive Officer)

Date: August 14, 2007

/s/ Wenjun Jiao
Wenjun Jiao
Chief Financial Officer
(Principal Accounting Officer)